CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We consent to the references to our firm in the
Post-Effective Amendment to the Registration Statement
on Form N-1A of Texas Capital Value Funds, Inc. and
to the use of our report dated October 27, 2003 on
the financial statements and financial highlights
of Texas Capital Value and Growth Portfolio, a
series of shares of the Texas Capital Value Funds,
Inc.   Such financial statements and financial
highlights appear in the 2003 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.





TAIT, WELLER & BAKER

Philadelphia, Pennsylvania
January 28, 2004